SECOND AMENDMENT TO MULTI-YEAR REVOLVING CREDIT AGREEMENT
THIS SECOND AMENDMENT TO MULTI-YEAR REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 29, 2012, by and among QUESTAR CORPORATION, a Utah corporation, as the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Administrative Agent, the Lenders and the Borrower are parties to that certain Multi-Year Revolving Credit Agreement dated as of June 30, 2010, as amended by First Amendment to Multi-Year Revolving Credit Agreement dated September 2, 2011 (the “Credit Agreement”);
WHEREAS, the Borrower has requested that certain terms of the Credit Agreement be amended in the manner set forth herein;
WHEREAS, the Administrative Agent and the Lenders party hereto, subject to the terms and conditions contained herein, have agreed to such amendments and waivers, to be effective as of the Amendment Effective Date (as defined below); and
WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto acknowledge that the terms of this Amendment constitute an amendment and modification of the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:
1.    Definitions.
(a)    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
(b)    From and after the Amendment Effective Date, the term “Credit Agreement” or “Agreement” (as the case may be), as used herein, in the Credit Agreement and in the other Loan Documents, shall mean the Credit Agreement as hereby amended and modified, and as further amended, restated, modified, replaced or supplemented from time to time as permitted thereby.
(c)    As used herein, the following terms shall have the meanings herein specified:
“Amendment Effective Date” shall have the meaning set forth in Section 6 of this Amendment.
 2.    Amendments to the Credit Agreement. Subject to the terms hereof and upon satisfaction of the conditions set forth in Section 6 hereof, effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)    The definition of “Permitted Liens” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (l), redesignating clause (m) as clause (n) and adding a new clause (m) to read as follows:
(m)    Liens not otherwise permitted so long as an equal and ratable Lien on such collateral security is granted to secure the Obligations; and
(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:
“Questar Gas” means Questar Gas Company, a Utah corporation, which is a Restricted Subsidiary.
“Questar Gas 2012 Notes” means the Senior Notes to be issued by Questar Gas on or about October __, 2012 in the original principal amount of $150,000,000 pursuant to the Questar Gas 2012 Note Purchase Agreement.
“Questar Gas 2012 Note Purchase Agreement” means the Note Purchase Agreement dated on or about October __, 2012 among Questar Gas and the purchasers party thereto pursuant to which the Questar Gas 2012 Notes are to be issued.
“Second Amendment” means the Second Amendment to Multi-Year Revolving Credit Agreement dated as of October 29, 2012 among the Borrower, the Administrative Agent and the Lenders party thereto.
(c)    The reference to “any of its Affiliates” in Section 7.06 of the Credit Agreement is hereby amended to refer instead to “any of its Affiliates (other than any other Loan Party)”.
(d)    Section 7.07 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (a) thereof and adding new clauses (c), (d) and (e) at the end thereof, to read as follows:
(c)    clause (ii) shall not be deemed to prohibit limitations on the ratio of “Consolidated Indebtedness” of a Restricted Subsidiary to its “Consolidated Total Capitalization”; provided (1) such terms are defined substantially as such terms are defined in the Questar Gas 2012 Note Purchase Agreement and (2) the limitation on such ratio shall be not less than 70%;
(d)    clause (ii) shall not be deemed to prohibit limitations on “Priority Debt” of a Restricted Subsidiary in excess of a percentage of the consolidated “Total Assets” of such Restricted Subsidiary and its “Restricted Subsidiaries”; provided: (1) such terms are defined substantially as such terms are defined in the Questar Gas 2012 Note Purchase Agreement and (2) the limitation on such percentage shall be not less than 15%; and
(e)    clause (iii) shall not be deemed to prohibit a Contractual Obligation contained in documentation governing unsecured Indebtedness of Restricted Subsidiaries; provided: (1) such Indebtedness is permitted under Section 7.01 and (2) the documentation governing such unsecured Indebtedness provides that if such unsecured Indebtedness shall be secured, such Contractual Obligation contained in such documentation shall not prohibit the Obligations from being secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.
3.    Reaffirmation of Obligations. The Borrower hereby acknowledges and agrees that the execution, delivery, and performance of this Amendment shall not, except as expressly provided herein, in any way release, diminish, impair, reduce, or otherwise affect the Obligations. The Borrower hereby assumes, ratifies, and reaffirms all of the Obligations under the Credit Agreement and the other Loan Documents whether arising before, on or after the Amendment Effective Date.
4.    Full Force and Effect of Agreement. Except as hereby specifically amended, modified, supplemented, or waived, the Borrower hereby acknowledges and agrees that the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. From and after the Amendment Effective Date,  each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.
5.    Representations and Warranties. The Borrower hereby represents and warrants that:
(a)    prior to and after giving effect to this Amendment, the representations and warranties of the Borrower contained in Article V of the Credit Agreement (excluding the representation and warranty set forth in Section 5.06(c) of the Credit Agreement) are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof the representations and warranties contained in subsections (a) and (b) of Section 5.06 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02 thereof;
(b)    this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as may be limited by general principles of equity, by concepts of reasonableness or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and
(c)    prior to and after giving effect to this Amendment, no Default or Event of Default exists on and as of the date hereof.
6.    Conditions to Effectiveness. This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the following conditions precedent have been satisfied:
(a)    The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or in portable document format (.pdf), and unless otherwise specified, each dated as of the Amendment Effective Date, and each in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders:

(i)    counterparts of this Amendment executed by the Borrower, the Administrative Agent and Required Lenders;
(ii)    a certificate executed by a Responsible Officer of the Borrower certifying that:
(A)    after giving effect to this Amendment, there is no conflict with, or default under, any material agreement of the Borrower or any of its Subsidiaries (including any such agreements entered into in respect of Indebtedness), except for such conflicts or defaults as would not reasonably be expected to have a Material Adverse Effect; and
(B)    all representations and warranties set forth in Section 5 of this Amendment are true and correct; and
(b)    the Borrower shall have paid, without duplication, any fees and expenses required to be reimbursed or paid by the Borrower pursuant to the Loan Documents, including the reasonable fees and expenses of counsel to the Administrative Agent, to the extent invoiced to the Borrower prior to the Amendment Effective Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender shall be deemed to be satisfied with each document delivered to it or other matter required hereunder to be satisfactory to Lenders unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying otherwise.
7.    Administrative Agent, Issuing Bank and Lenders Make No Representations or Warranties. None of the Administrative Agent, Issuing Bank nor any Lender (a) makes any representation or warranty nor assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Loan Documents, or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty nor assumes any responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.
8.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart.
9.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.
10.    Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

11.    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Administrative Agent and each Lender, may not assign any of its respective rights, powers, duties or obligations hereunder.
13.    No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

QUESTAR CORPORATION

By:	/s/Kevin W. Hadlock
Kevin W. Hadlock Executive Vice President & CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: Title:

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

QUESTAR CORPORATION

By:
Kevin W. Hadlock Executive Vice President & CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/Leanne S. Phillips
Name: Leanne S. Phillips Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/Leanne S. Phillips
Name: Leanne S. Phillips Title: Director

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/Michael J. Mozer
Name: Michael J. Mozer Title: Vice President

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/Ming K. Chu
Name: Ming K. Chu Title: Vice President

By:	/s/Virginia Cosenza
Name: Virginia Cosenza Title: Vice President

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/John E. Zur III
Name: John E. Zur III Title: Authorized Officer

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

COMPASS BANK, as a Lender

By:	/s/James Neblett
Name: James Neblett Title: Vice President

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/Tyler J. McCarthy
Name: Tyler J. McCarthy Title: Director

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/Patrick Jeffrey
Name: Patrick Jeffrey Title: Vice President

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/Sherwin Brandford
Name: Sherwin Brandford Title: Vice President

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/Mark W. Rogers
Name: Mark W. Rogers Title: Vice President

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/John Durland
Name: John Durland Title: Authorizws Signatory

Signature Page to Questar Corporation
Second Amendment to Multi-Year Credit Agreement